UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 14, 2005


                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                    001-16317             95-4079863
(State or other jurisdiction         (Commission           (IRS Employer
      of incorporation)              File Number)        Identification No.)


                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 8.01.  OTHER EVENTS

     On July 14, 2005, Contango Oil & Gas Company (AMEX: MCF) announced today that it has given notice to the holders of its Series C preferred stock that the Company has elected to convert all of the outstanding shares of Series C preferred stock to shares of common stock. Pursuant to the terms of the Series C preferred stock, the Company has set July 19, 2005 as the mandatory conversion date. The outstanding shares of the Series C preferred stock have a face value of $7 million, currently pay a 6.0% annual dividend and are convertible into 1,166,662 shares of Contango common stock. The shares of common stock issued upon conversion of the Series C preferred stock are registered for resale with the Securities and Exchange Commission.

     Contango also announced today that Lesia Bautina has been promoted to Senior Vice President. Ms. Bautina will continue to report to Kenneth R. Peak, Chairman and CEO. Ms. Bautina joined Contango Oil & Gas Company in 2001 as Controller and was appointed Vice President and Controller in August 2002. Ms. Bautina is a Certified Public Accountant and member of the Petroleum Accounting Society of Houston.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     The following is a list of exhibits  filed as part of this Form 8-K.  Where
so  indicated  by  footnote,   exhibits,   which  were  previously   filed,  are
incorporated by reference.

Exhibit No.                        Description of Document
-----------        -------------------------------------------------------------
   99.1            Press release dated July 14, 2005.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONTANGO OIL & GAS COMPANY


Date:  July 14, 2005                    By: /s/  KENNETH R. PEAK
                                            ------------------------------------
                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer


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